FOR IMMEDIATE RELEASE

VOXX INTERNATIONAL CORPORATION REPORTS ITS FISCAL 2019 FIRST QUARTER FINANCIAL RESULTS

ORLANDO, Fla. July 10, 2018 - VOXX International Corporation (NASDAQ: VOXX), a leading manufacturer and distributor of automotive and consumer technologies for global markets, today announced its financial results for its Fiscal 2019 first quarter ended May 31, 2018.
Pat Lavelle, President and CEO of VOXX International Corporation stated, “The steps we have taken to realign operations and lower fixed costs are taking hold as losses were reduced year-over-year and further improvements are expected. While sales declined, this was anticipated. New programs and product launches across the segments should result in top-line growth in the second half of the year. Additionally, lower inventory positions and improved gross margins, particularly in the Premium Audio segment, should favorably impact the bottom-line. As such, we expect VOXX to return to profitability in the Fiscal 2019 third quarter and finish the year profitable on an operating and net income basis.”
Lavelle continued, “Demand for our next-generation EVO rear-seat infotainment system is building and holds significant potential for our Automotive segment, as our OEM customers are rolling EVO out on new vehicles and inbound interest has intensified. We’re gearing up for the launch of our new Klipsch Reference and Reference Premier speaker lines, as well as the launch of other Klipsch audio solutions. Our Consumer Accessories segment has expanded its distribution in the healthcare space, and we anticipate top-line improvements as a result in the second half of Fiscal 2019 and beyond, coupled with EyeLock products soon coming to market. Our balance sheet remains strong and our business outlook is improving.”
Fiscal 2019 and Fiscal 2018 First Quarter Results Comparisons
Net sales for the Fiscal 2019 first quarter ended May 31, 2018 were $100.9 million as compared to net sales of $114.8 million in the comparable year-ago period, a decline of $14.0 million or 12.2%.

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Fiscal 2019 first quarter Automotive segment sales were $39.6 million as compared to $37.0 million for the comparable Fiscal 2018 first quarter, an increase of $2.6 million or 7.1%. The year-over-year increase was primarily driven by new rear-seat infotainment headrest programs, offset by lower aftermarket sales. The Company anticipates continued top-line increases in its OEM business throughout the year based on new EVO rear-seat infotainment programs that launched in the Fiscal 2018 third quarter and new vehicles soon coming to market, as well as a new remote start program with Subaru.

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Fiscal 2019 first quarter Consumer Accessories segment sales were $28.7 million as compared to $39.9 million in the comparable Fiscal 2018 first quarter, a decrease of $11.2 million or 28.0%. The year-over-year decrease was driven primarily by lower volume of wireless speakers, reception and hook-up products, and lower sales internationally, offset by a slight increase in Project Nursery baby products and a new line of music systems. A new distribution program in support of United Healthcare’s Motion Program is anticipated to positively contribute to net sales in the second half of Fiscal 2019.

VOXX International Reports its Fiscal 2019 First Quarter Results

•	Fiscal 2019 Premium Audio segment sales were $32.4 million as compared to $37.7 million for the comparable Fiscal 2019 first quarter, a decrease of $5.3 million or 14.2%. This decline was primarily driven by a combination of lower international sales and a decision to limit certain promotional programs, thus improving gross margins.
The gross margin for the Fiscal 2019 first quarter came in at 27.4% as compared to 26.3% for the same period last year. The year-over-year improvement of 110 basis points was related to a significant increase in gross margins in the Premium Audio segment (34.1% vs. 27.0%) resulting from higher margin product sales in the first quarter of Fiscal 2019, the decision to pass on certain retail promotions, and lower margins associated with Fiscal 2018 first quarter promotions. Offsetting this increase were lower gross margins in the Automotive segment (25.2% vs. 27.9%), due primarily to headrest programs in the comparable first quarter periods, and in the Consumer Accessories segment (22.8% vs. 23.8%), primarily as a result of product mix shifts.
Total operating expenses for the Fiscal 2019 first quarter were $32.7 million as compared to $39.3 million in the Fiscal 2018 first quarter, a reduction of $6.5 million or 16.7%. The year-over-year improvement was primarily related to steps taken in the prior fiscal year to reduce fixed expenses and ongoing steps to improve operating efficiencies, as well as a recovery of professional fees from prior year periods. When comparing the Fiscal 2019 and Fiscal 2018 first quarter periods, selling expenses declined by $1.7 million or 13.8%, general and administrative expenses declined by $4.1 million or 20.2%, and engineering & technical support expenses declined by $0.7 million or 11.2%.
The Company reported an operating loss of $5.0 million in the Fiscal 2019 first quarter as compared to an operating loss of $9.1 million for the comparable Fiscal 2018 period, a year-over-year improvement of $4.1 million. Total other income, net for the Fiscal 2019 first quarter was $1.4 million as compared to total other expense, net of $1.0 million in the comparable year-ago period. Interest and bank charges declined by approximately $0.7 million due to a lower average outstanding balance on the Company's Credit Facility compared to the prior year period.
Net loss from continuing operations was $2.6 million in the Fiscal 2019 first quarter as compared to a net loss from continuing operations of $2.7 million in the corresponding year-ago period. Net loss from discontinued operations, net of tax, was $2.2 million in the Fiscal 2018 first quarter and there was no income or losses reported in the comparable Fiscal 2019 period. Net loss attributable to VOXX International Corporation in the Fiscal 2019 first quarter was $0.9 million as compared to a net loss attributable to VOXX International Corporation of $3.0 million in the comparable year-ago period, an improvement of $2.1 million. This resulted in a loss per basic and diluted share of $0.04 in the Fiscal 2019 first quarter compared to a loss per basic and diluted share of $0.13 in the Fiscal 2018 first quarter.
The Company reported earnings before interest, taxes, depreciation and amortization ("EBITDA") of $1.3 million and Adjusted EBITDA of $1.5 million for the Fiscal 2019 first quarter. This compares to an EBITDA loss of $1.3 million and an Adjusted EBITDA loss of $1.1 million for the comparable year-ago period.
Discontinued Operations
On August 31, 2017, the Company completed its sale of Hirschmann Car Communication GmbH and its subsidiaries (collectively, "Hirschmann") to a subsidiary of TE Connectivity Ltd. The consideration received by the Company was €148.5 million. The purchase price, at the exchange rate as of the close of business on the Closing Date, approximated $177.0 million and is subject to adjustment based upon the final working capital. The Hirschmann subsidiary group, which was previously included within the Automotive segment, qualified to

VOXX International Reports its Fiscal 2019 First Quarter Results

be presented as a discontinued operation in accordance with ASC 205-20 beginning in the Company's second quarter ended August 31, 2017 and is reflected as such during the three months ended May 31, 2018 and 2017.
Balance Sheet Update
As of May 31, 2018, the Company had cash and cash equivalents of $49.8 million as compared to cash and cash equivalents of $51.7 million as of February 28, 2018. Total debt as of May 31, 2018 was $18.6 million, as compared to total debt of $18.9 million reported as of February 28, 2018. Total long-term debt as of May 31, 2018 was $10.6 million as compared to $11.1 million as of February 28, 2018. Further details can be found in Footnote 16 of the Company's Form 10-Q which was just recently filed with the Securities and Exchange Commission.

Conference Call and Webcast Information
VOXX International will be hosting its conference call on Wednesday, July 11, 2018 at 10:00 a.m. Eastern. Interested parties can participate by visiting www.voxxintl.com, and clicking on the webcast in the Investor Relations section or via teleconference (toll-free: 877-303-9079; international: 970-315-0461 / conference ID: 7882457).

Non-GAAP Measures
EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share are not financial measures recognized by GAAP. EBITDA represents net income (loss) attributable to VOXX International Corporation, computed in accordance with GAAP, before interest expense and bank charges, taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense. Depreciation, amortization and stock-based compensation are non-cash items. Diluted Adjusted EBITDA per common share represents the Company's diluted earnings per common share based on Adjusted EBITDA.

We present EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted EBITDA and diluted adjusted earnings per common share help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, the exclusion of certain costs or gains relating to non-recurring events allows for a more meaningful comparison of our results from period-to-period. These non-GAAP measures, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share should not be assessed in isolation from, are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP.

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a worldwide leader in the Automotive, Consumer Electronics and Accessories, and Premium Audio industries. Today, the Company has an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. The Company has an international footprint and a growing portfolio, which comprises over 30 trusted domestic and global brands. Among the Company's brands are VOXX Automotive, Klipsch®, RCA®, Invision®, Rosen®, Audiovox®, Terk®, Acoustic Research®, Advent®, Code

VOXX International Reports its Fiscal 2019 First Quarter Results

Alarm®, 808®, Prestige®, EyeLock, Jamo®, Energy®, Mirage®, Mac Audio®, Magnat®, Heco®, Schwaiger®, and Oehlbach®. For additional information, please visit our Web site at www.voxxintl.com.

Safe Harbor Statement
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the automotive, premium audio and consumer accessories businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations and concerns regarding the European debt crisis; restrictive debt covenants; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against VOXX International Corporation and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2018.

Company Contact:
Glenn Wiener, President
GW Communications
Tel: 212-786-6011
Email: gwiener@GWCco.com

VOXX International Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and per share data)

	May 31, 2018	February 28, 2018
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$49,827	$51,740
Accounts receivable, net	65,608	81,116
Inventory, net	118,344	117,992
Receivables from vendors	1,717	493
Prepaid expenses and other current assets	17,228	14,007
Income tax receivable	646	511
Total current assets	253,370	265,859
Investment securities	3,373	4,167
Equity investments	22,227	21,857
Property, plant and equipment, net	63,835	65,259
Goodwill	54,785	54,785
Intangible assets, net	148,275	150,320
Deferred tax assets	24	24
Other assets	15,050	13,373
Total assets	$560,939	$575,644
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$34,357	$34,700
Accrued expenses and other current liabilities	32,660	36,350
Income taxes payable	317	2,587
Accrued sales incentives	10,854	14,020
Current portion of long-term debt	8,010	7,730
Total current liabilities	86,198	95,387
Long-term debt, net of debt issuance costs	8,153	8,476
Capital lease obligation	852	699
Deferred compensation	2,769	3,369
Deferred income tax liabilities	11,579	12,217
Other tax liabilities	2,163	2,191
Other long-term liabilities	3,085	3,187
Total liabilities	114,799	125,526
Commitments and contingencies
Stockholders' equity:
Preferred stock:
No shares issued or outstanding (see Note 20)	—	—
Common stock:
Class A, $.01 par value, 60,000,000 shares authorized, 24,106,194 shares issued and 21,938,100 shares outstanding at both May 31, 2018 and February 28, 2018	242	256
Class B Convertible, $.01 par value, 10,000,000 shares authorized, 2,260,954 shares issued and outstanding	22	22
Paid-in capital	296,502	296,395
Retained earnings	193,734	194,673
Accumulated other comprehensive loss	(15,740)	(14,222)
Treasury stock, at cost, 2,168,094 shares of Class A Common Stock at both May 31, 2018 and February 28, 2018	(21,176)	(21,176)
Total VOXX International Corporation stockholders' equity	453,584	455,948
Non-controlling interest	(7,444)	(5,830)
Total stockholders' equity	446,140	450,118
Total liabilities and stockholders' equity	$560,939	$575,644

VOXX International Corporation and Subsidiaries
Unaudited Consolidated Statements of Operations and Comprehensive (Loss) Income
 (In thousands, except share and per share data)

	Three Months Ended May 31,
	2018	2017
Net sales	$100,855	$114,823
Cost of sales	73,178	84,679
Gross profit	27,677	30,144

Operating expenses:
Selling	10,694	12,409
General and administrative	16,112	20,197
Engineering and technical support	5,911	6,654
Total operating expenses	32,717	39,260
Operating loss	$(5,040)	$(9,116)

Other income (expense):
Interest and bank charges	(1,100)	(1,792)
Equity in income of equity investees	1,814	1,803
Other, net	661	(1,007)
Total other income (expense), net	1,375	(996)

Loss from continuing operations before income taxes	(3,665)	(10,112)
Income tax benefit from continuing operations	(1,113)	(7,428)
Net loss from continuing operations	(2,552)	(2,684)

Net loss from discontinued operations, net of tax (Note 2)	—	(2,222)
Net loss	(2,552)	(4,906)
Less: net loss attributable to non-controlling interest	(1,613)	(1,875)
Net loss attributable to VOXX International Corporation	$(939)	$(3,031)

Other comprehensive (loss) income:
Foreign currency translation adjustments	(2,020)	7,359
Derivatives designated for hedging	442	(1,052)
Pension plan adjustments	36	(120)
Unrealized holding gain (loss) on available-for-sale investment securities, net of tax	24	(4)
Other comprehensive (loss) income, net of tax	(1,518)	6,183
Comprehensive (loss) income attributable to VOXX International Corporation	$(2,457)	$3,152

Loss per share - basic:
Continuing operations	$(0.04)	$(0.03)
Discontinued operations	$—	$(0.09)
Attributable to VOXX International Corporation	$(0.04)	$(0.13)

Loss per share - diluted:
Continuing operations	$(0.04)	$(0.03)
Discontinued operations	$—	$(0.09)
Attributable to VOXX International Corporation	$(0.04)	$(0.13)

Weighted-average common shares outstanding (basic)	24,316,103	24,160,324
Weighted-average common shares outstanding (diluted)	24,316,103	24,160,324

Reconciliation of GAAP Net Income Attributable to VOXX International Corporation to EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per Common Share (2)
(In thousands, except share and per share data)

	Three Months Ended May 31,
	2018	2017
Net loss attributable to VOXX International Corporation	$(939)	$(3,031)
Adjustments:
Interest expense and bank charges (1)	747	1,676
Depreciation and amortization (1)	2,654	4,137
Income tax benefit	(1,113)	(4,063)
EBITDA	1,349	(1,281)
Stock-based compensation	107	142
Adjusted EBITDA	$1,456	$(1,139)
Diluted loss per common share attributable to VOXX International Corporation	$(0.04)	$(0.13)
Diluted Adjusted EBITDA per common share attributable to VOXX International Corporation	$0.06	$(0.05)

(1) For purposes of calculating Adjusted EBITDA for the Company, interest expense and bank charges, as well as depreciation and amortization, have been adjusted in order to exclude the non-controlling interest portion of these expenses attributable to EyeLock LLC.

(2) EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share in this presentation are based on a reconciliation to Net income attributable to VOXX International Corporation, which includes net income (loss) from both continuing and discontinued operations for all periods presented, as the Company sold its Hirschmann subsidiary on August 31, 2017.